Exhibit 99.1

Nabriva Therapeutics Appoints Daniel Dolan as Chief Financial Officer

DUBLIN, Ireland and KING OF PRUSSIA, Pa., Feb. 26, 2021 -- Nabriva Therapeutics plc (NASDAQ: NBRV), a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections, today announced the appointment of Daniel Dolan as Chief Financial Officer (CFO), effective close of business March 12, 2021. Mr. Dolan will replace current CFO Gary Sender, who is retiring from Nabriva. Mr. Sender will serve as a consultant for Nabriva at least through the remainder of 2021 to support Mr. Dolan’s transition into the CFO role.

“We are very pleased to have Dan join our leadership team. Dan is a seasoned business leader and well-rounded finance executive with a demonstrated track record in the biopharmaceutical industry,” said Ted Schroeder, Chief Executive Officer of Nabriva Therapeutics. “His proven expertise in financial planning and analysis, accounting, capital financing, and investor relations, combined with his knowledge of research and development, manufacturing, and commercial operations, makes him an ideal executive to assume the CFO mantle.”

Mr. Dolan brings more than 20 years of global, corporate finance and executive management experience to his role at Nabriva. Most recently, he served as principal financial officer of Radius Health, Inc., a commercial stage biopharmaceutical company developing endocrine therapeutics, where he was responsible for all aspects of finance, business planning and analysis, investor relations, procurement, and facilities. As a member of the executive leadership team, he spearheaded operational improvements that drove growth in the company’s existing portfolio of pipeline assets. He joined Radius in 2017 as vice president of finance. Before that, Mr. Dolan had a 12-year career at Shire Pharmaceuticals (acquired by Takeda Pharmaceutical Company in 2019), where he held multiple finance positions of increasing responsibility during his tenure at the company. Most recently, he served as vice president, finance-global product strategy, where he was the finance lead responsible for medium to long-term strategic direction across Shire’s entire portfolio of products. Mr. Dolan received his MBA and BS in Accounting from Widener University (Chester, PA).

“I am honored to take the ball from Gary and join Nabriva as the company pursues the development and commercialization of innovative products that help patients address their unmet medical needs,” said Mr. Dolan. “I look forward to contributing to the company’s success by focusing on financial discipline and top line growth to drive the business forward and increase shareholder value.”

About Nabriva Therapeutics plc

Nabriva Therapeutics is a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections. Nabriva Therapeutics received U.S. Food and Drug Administration approval for XENLETA® (lefamulin injection, lefamulin tablets), the first systemic pleuromutilin antibiotic for community-acquired bacterial pneumonia (CABP). Nabriva Therapeutics is also developing CONTEPO™ (fosfomycin) for injection, a potential first-in-class epoxide antibiotic for complicated urinary tract infections (cUTI), including acute pyelonephritis. Nabriva entered into an exclusive agreement with subsidiaries of Merck & Co. Inc., Kenilworth, N.J., USA to market, sell and distribute SIVEXTRO® (tedizolid phosphate) in the United States and certain of its territories.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Nabriva Therapeutics, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: Nabriva Therapeutics’ ability to successfully implement its commercialization plans for XENLETA and whether market demand for XENLETA is consistent with its expectations, Nabriva Therapeutics’ ability to build and maintain a sales force for XENLETA, the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of CONTEPO for the treatment of cUTI, the ability to retain and hire key personnel, the availability of adequate additional financing on acceptable terms or at all and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the SEC. In addition, the forward-looking statements included in this press release represent Nabriva Therapeutics’ views as of the date of this press release. Nabriva Therapeutics anticipates that subsequent events and developments may cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this press release.

CONTACTS:

For Investors

Kim Anderson

Nabriva Therapeutics plc

IR@Nabriva.com

For Media

Mike Beyer

Sam Brown Inc.

mikebeyer@sambrown.com

312-961-2502